Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

China Jo-Jo Drugstores, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-259692) and S-8 (No. 333-264505) of China Jo-Jo Drugstores, Inc. of our report dated June 29, 2021, relating to the consolidated financial statements and schedules for the years ended March 31, 2021 and 2020, which appears in this Form 20-F.

/s/ BDO CHINA SHU LUN PAN Certified Public Accountants LLP

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

Shanghai, People’s Republic of China

July 28, 2022